                                                                    EXHIBIT 99.1

                            THE CHASE MANHATTAN BANK
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                           THE TORONTO-DOMINION BANK


                                                                 August 22, 1996


                             Nextel Finance Company
                        Senior Secured Credit Facilities
                               Commitment Letter



Nextel Communications, Inc.
1505 Farm Credit Drive
Suite 100
McLean, Virginia 22102

Attention: Steven Shindler
           Senior Vice President and
           Chief Financial Officer

Ladies and Gentlemen:

                 You have advised The Chase Manhattan Bank ("Chase"), Chase Securities Inc. ("CSI"), Morgan Guaranty Trust Company of New York ("Morgan"), J.P. Morgan Securities Inc. ("JPMSI"), The Toronto-Dominion Bank ("Toronto Dominion" and, together with Chase and Morgan, the "Initial Lenders") and Toronto-Dominion Securities (USA), Inc. ("TDSI" and, together with CSI and JPMSI, the "Arrangers") that Nextel Finance Company (the "Borrower"), a Delaware corporation and a wholly-owned subsidiary of Nextel Communications, Inc., requires senior secured credit facilities in aggregate principal amount of up to at least $1,550,000,000 (the "Facilities") (i) to refinance the Borrower's existing outstanding indebtedness, (ii) to acquire licenses and other rights in order to utilize certain portions of the broadcasting spectrum,
(iii) to make certain international investments, (iv) to make capital expenditures and (v) for working capital and other general corporate purposes. In that connection, you have requested that the Arrangers agree to structure, arrange and syndicate the Facilities, and that each of the Initial Lenders commit to provide a portion of the Facilities.

                 The Arrangers are pleased to advise you that they are willing to act as the exclusive advisors and arrangers for the Facilities.

                Furthermore, each of the Initial Lenders is pleased to advise you of (a) its respective commitment to provide up to $250,000,000 of the Facilities, and (b) its agreement to use best efforts to assemble a syndicate of financial institutions identified by the Arrangers and the Initial Lenders in consultation with you, to provide the balance of the necessary commitments for the Facilities, in each case upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter"), in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet") and in the Fee Letter referred to below. It is a condition to each of the Initial Lenders' commitments hereunder that the portion of the Facilities not being provided by the Initial Lenders shall be provided by the other Lenders referred to below. The Initial Lenders shall be relieved of their obligation to provide the Facilities to the extent that you accept the offers of Lenders other than the Initial Lenders to provide a portion of the Facilities that the Initial Lenders have offered to commit to provide.

                It is agreed that the Arrangers will act as the sole and exclusive advisors and arrangers, for the Facilities, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by them in such roles. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facilities unless you and we shall so agree.

                 We intend to syndicate the Facilities (including, in our discretion, all or part of the respective commitments hereunder of the Initial Lenders) to a group of financial institutions (together with the Initial Lenders, the "Lenders") identified by us and approved by you. The Arrangers intend to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist the Arrangers in completing a syndication satisfactory to them and to you. Such assistance shall include
(a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with the Arrangers, of one or more meetings of prospective Lenders.

                The Arrangers, in consultation with you, will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Arrangers in its syndication efforts, you agree promptly to prepare and provide to the Arrangers and the Initial Lenders all information with respect to the Borrower and the transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to any of the Initial Lenders or the Arrangers by you or any of your representatives does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to any of the Initial Lenders or the Arrangers by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facilities we may use and rely on the Information and Projections without independent verification thereof.

                 As consideration for the respective commitments hereunder of the Initial Lenders and the agreements of the Arrangers to perform the services described herein, you agree to pay and to cause the Borrower to pay to each of the Initial Lenders the nonrefundable fees set forth in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

                The commitment hereunder of each of the Initial Lenders and the agreement of each Arranger to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole, (b) our completion of and satisfaction in all respects with a due diligence investigation of the Borrower, (c) our not becoming aware after the date hereof of any information or other matter affecting the Borrower or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (d) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our judgment, could materially impair the syndication of the Facilities, (e) our satisfaction that prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of you, the Borrower or any of your controlled affiliates, (f) the negotiation, execution and delivery on or before October 31, 1996 of definitive documentation with respect to the Facilities satisfactory to the Initial Lenders and their counsel, (g) the other conditions set forth or referred to in the Term Sheet, (h) the payment when due of the fees or other compensation provided for by the Fee Letter, (i) there being drawn not less than $150 million of the commitments under the vendor facilities referred to in the Term Sheet, (j) the execution and delivery by you, the Arrangers and Motorola, Inc. ("Motorola") of an agreement satisfactory to you and the Arrangers relating to the restructuring of such vendor facility between you and Motorola, and (k) the satisfaction of all of the conditions to each Initial Lender's obligations set forth herein or in the Term Sheet. The terms and conditions of the commitments hereunder of the Initial Lenders and of the Facilities are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of the Initial Lenders, the Arrangers and the Borrower.

                 You agree (a) to indemnify and hold harmless the Initial Lenders, the Arrangers, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities and related expenses (collectively "Recoveries") to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of the proceeds thereof, the transactions contemplated hereby or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to Recoveries to the extent (i) they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person or (ii) they arise from a settlement with respect to which you have admitted liability or from an admission of liability on the part of the indemnified party in either case entered into without your prior written consent, which shall not be unreasonably withheld or delayed, and (b) to reimburse the Initial Lenders, the Arrangers and their affiliates on demand for all out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Facilities.

                This Commitment Letter shall not be assignable by you without the prior written consent of each of the Initial Lenders and the Arrangers (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter, including the Term Sheet, may not be amended or waived except by an instrument in writing signed by each of you, the Initial Lenders and the Arrangers. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), provided, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

                 The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the respective commitments hereunder of the Initial Lenders hereunder, except, in the case of such compensation and reimbursement provisions only, if such termination is made by the Initial Lenders in violation of the provisions of this Commitment Letter.

                 The Initial Lenders and the Arrangers shall have the right to review and approve all public announcements and filings relating to the Facilities that refer to the Initial Lenders, the other Lenders or the Arrangers before they are made or filed.

                 The obligations of the Initial Lenders and the Arrangers hereunder are several and not joint.

                 If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter, not later than 5:00 p.m., New York City time, on August 22, 1996. The respective commitments of the Initial Lenders and the agreements of the Arrangers herein will expire at such time in the event that the Initial Lenders have not received such executed counterparts in accordance with the immediately preceding sentence.

                 The Initial Lenders and the Arrangers are pleased to have been given the opportunity to assist you in connection with this important financing.

                                             Very truly yours,


       THE CHASE MANHATTAN BANK                  CHASE SECURITIES INC.

       By: /s/ James Kuster                      By: /s/ Patricia H. Deans
           ____________________                      _____________________
           Name:  James Kuster                       Name:  Patricia H. Deans
           Title: Vice President                     Title: Vice President


       MORGAN GUARANTY TRUST                     J.P. MORGAN SECURITIES INC.
         COMPANY OF NEW YORK

       By: /s/ R. Blake Witherington             By: /s/ David A. Nass
           _____________________                    _____________________
           Name:  R. Blake Witherington             Name:  David A. Nass
           Title: Vice President                    Title: Vice President


       THE TORONTO-DOMINION BANK                  TORONTO-DOMINION
                                                  SECURITIES (USA), INC.

       By: /s/ Brian O'Reilly                     By: /s/ Kathryn Dunn
           _____________________                     _____________________
           Name:  Brian O'Reilly                     Name: Kathryn Dunn
           Title: Managing Director                  Title: Managing Director


Accepted and agreed to
as of the date first
written above by:

NEXTEL COMMUNICATIONS, INC.


By: /s/ Steven Shindler
    _________________________
    Name: Steven Shindler
    Title: Chief Financial Officer

                                                                       EXHIBIT A

                             NEXTEL FINANCE COMPANY

                        SUMMARY OF TERMS AND CONDITIONS

                                AUGUST 22, 1996





BORROWER:                         Nextel Finance Company ("Nextel" or the
                                  "Borrower")

ARRANGERS:                        Chase Securities Inc., J.P. Morgan Securities
                                  Inc. and Toronto-Dominion Securities (USA),
                                  Inc.

LENDERS: Syndicate of banks acceptable to the Borrower and the Arrangers

FACILITY:                         Tranche A - A $250,000,000 Senior Secured
                                  Multi-Draw Term Loan (to be drawn in full not later than December 31, 1996)

                                  Tranche B - A $1,000,000,000 Senior Secured
                                  Reducing Revolving Loan

                                  Tranche C - A $300,000,000 Senior Secured
                                  Single-Draw Term Loan (to be drawn in full on the Closing Date)

MATURITY:                         Tranche A - March 31, 2003
                                  Tranche B - March 31, 2003
                                  Tranche C - June 30, 2003

PURPOSE: Capital expenditures, general corporate purposes, working capital, international investments, spectrum acquisitions and refinancing of existing indebtedness.

AVAILABILITY:                     The full amount of the facility will be
                                  available at closing, subject to compliance with conditions precedent to drawdown.

CLOSING:                          No later than October 31, 1996.

REPAYMENT:                        The Facility shall amortize quarterly
                                  beginning in 2001 as follows:


                                                                               ANNUAL REPAYMENT
                                           PERIOD                TRANCHE A AND B              TRANCHE C
                                           ------                ---------------              ---------
                                            2001                       30%                        1%
                                            2002                       40%                        1%
                                            2003                       30%                       98%

PREPAYMENT:                               OPTIONAL

                                          Prepayments are permitted without
                                          penalty at the option of Nextel,
                                          subject to applicable notice
                                          provisions.  Nextel shall bear any
                                          unwinding costs associated with
                                          early breakage of LIBOR contracts.

                                          MANDATORY


                                          i)      100% of net proceeds from any
                                                  sale or disposition by any of
                                                  the Restricted Companies of
                                                  any material assets (other
                                                  than in the ordinary course)
                                                  that are not reinvested in
                                                  like assets within 12 months
                                                  of the receipt thereof shall
                                                  be applied ratably (according
                                                  to amount of respective total
                                                  commitments under each
                                                  applicable facility) to
                                                  reduce the Facility and the
                                                  Vendor Facility pro rata in
                                                  order of maturity.

                                         ii)      Commencing with Excess Cash
                                                  Flow for the year ending
                                                  12/31/99, 50% of Excess Cash
                                                  Flow for the immediate
                                                  preceding fiscal year shall
                                                  be applied ratably (according
                                                  to amount of respective total
                                                  commitments under each
                                                  applicable facility) to
                                                  reduce the Facility and the
                                                  Vendor Facility pro rata in
                                                  order of maturity;
                                                  prepayments will be required
                                                  to the extent that, after any
                                                  such reduction, outstandings
                                                  shall exceed the relevant
                                                  Commitment.

RATES OF INTEREST:                         At the Borrower's option, any
                                           Advance under the Facility will be
                                           available at the rates and for the
                                           interest periods stated below, plus
                                           an applicable margin as follows:

                                           TRANCHE A AND B:  Applicable Margin
                                           based on the ratio of Total Debt to
                                           Annualized Operating Cash Flow for
                                           the most recent fiscal quarter
                                           for which information is available:

                                      ---------------------------------------------------------------
                                       LESS THAN       BUT GREATER
                                      OR EQUAL TO         THAN          BASE RATE +         LIBOR +
                                      ---------------------------------------------------------------
                                        (1)                               1.500%            2.500%
                                      ---------------------------------------------------------------
                                        (2)                               1.250%            2.250%
                                      ---------------------------------------------------------------
                                        (3)              10.00x           1.000%            2.000%
                                      ---------------------------------------------------------------
                                        10.00x            9.00x           0.875%            1.875%
                                      ---------------------------------------------------------------
                                         9.00x            8.00x           0.750%            1.750%
                                      ---------------------------------------------------------------
                                         8.00x            7.00x           0.500%            1.500%
                                      ---------------------------------------------------------------
                                         7.00x            6.00x           0.375%            1.375%
                                      ---------------------------------------------------------------
                                         6.00x            5.00x           0.125%            1.125%
                                      ---------------------------------------------------------------
                                         5.00x            4.00x           0.000%            0.875%
                                      ---------------------------------------------------------------
                                         4.00x            ----            0.000%            0.750%
                                      ---------------------------------------------------------------

                                        (1)     Closing
                                        (2)     Latest quarter revenue times 4
                                                exceeds $475,000,000
                                        (3)     Total Indebtedness/Annualized
                                                Operating Cash Flow is
                                                positive.

                                        TRANCHE C:  Base Rate plus 2% or LIBOR
                                        plus 3%

                                        BASE RATE OPTIONS:  Interest shall be
                                        at the greater of i) the
                                        Administrative Agent's Prime Rate or
                                        ii) the Federal Funds Rate plus 1/2
                                        of 1%.  Interest shall be payable
                                        quarterly in arrears and calculated
                                        on basis of a 365/6-day year
                                        (360-day year in the event the Base
                                        Rate is determined with reference to
                                        the Federal Funds Rate).

                                        LIBOR OPTION: Interest shall be
                                        determined for periods of 1, 2, 3, 6, or 12 months the latter subject to availability. Interest shall be paid at the end of each Interest Period or quarterly in arrears, whichever is earlier, and will be calculated on the basis of a 360 day year. LIBOR shall be adjusted for Regulation D reserve requirements.

POST-DEFAULT INTEREST:
                                        2% over the greater of the Base Rate
                                        plus the Applicable Margin or the
                                        applicable LIBOR Rate plus the
                                        Applicable Margin, upon the
                                        occurrence of specified defaults.

COMMITMENT FEE:
                                        Based on the Ratio of Total Debt to
                                        Annualized Operating Cash Flow and
                                        payable on the unused Commitments
                                        quarterly in arrears based on a 360
                                        day year, as indicated in the table
                                        below:

                                           RATIO                                    COMMITMENT FEE
                                           -----                                    --------------
                                           >7.00x                                   0.500%
                                           <7.00x                                   0.375%
                                           -

SECURITY:                                  All security shall be shared pari
                                           passu with the Vendors.

                                           -  A first priority pledge of
                                              all of the shares of stock of the
                                              Restricted Companies' direct and
                                              indirect Subsidiaries.

                                           -  Liens on substantially all of
                                              the Restricted Companies'
                                              assets (including all system
                                              operating leasehold interests
                                              in the U.S. and on all system
                                              infrastructure equipment
                                              owned by the Restricted
                                              Companies' in the U.S.)

                                           -  A pledge of the capital stock
                                              of any newly formed
                                              Subsidiary of a Restricted
                                              Company.

                                           -  A negative pledge of the assets
                                              of the Restricted Companies
                                              (subject to exceptions to be
                                              agreed upon).

                                           -  Consistent with the
                                              requirements of the Public
                                              Notes, a concentration
                                              account, pledged to the
                                              Collateral Agent (to be
                                              determined), will be
                                              established to which all
                                              proceeds of collateral will
                                              be directed, to be released
                                              to the Restricted Companies
                                              pursuant to mechanisms to be
                                              agreed upon.

GUARANTEES:                                -  Guarantees from all
                                              Restricted Companies
                                              (including Subsidiaries
                                              holding the SMR licenses).

                                           -  An unsecured guarantee from
                                              Nextel Communications, Inc.
                                              ("NCI").  NCI would agree to
                                              deliver financial statements
                                              for NCI and its Subsidiaries,
                                              not to grant liens on any
                                              assets (unless the guarantee
                                              is equally and ratably
                                              secured), not to agree to any
                                              amendments or waivers to
                                              Public Notes that would have
                                              the effect of making any
                                              provision thereof more
                                              restrictive on NCI and its
                                              Subsidiaries without consent
                                              of Lenders and to invest
                                              proceeds of planned option
                                              exercises in the Restricted
                                              Companies.

CONDITIONS PRECEDENT TO
INITIAL DRAWDOWN:                       Including but not limited to the
                                        following:

                                        i)      Compliance certificate showing
                                                no default after giving
                                                effect to the drawdown
                                                (including compliance with
                                                applicable debt-incurrence
                                                tests under each Senior
                                                Notes' indenture);

                                        ii)     All security and documentation
                                                in place;

                                        iii)    Completion of satisfactory due
                                                diligence, including, but not
                                                limited to comfort with the
                                                business plan;

                                        iv)     No material adverse change;

                                        v)      Evidence of at least $450MM of
                                                vendor financing commitments
                                                under terms and conditions
                                                satisfactory to the Lenders;
                                                $400MM of such vendor
                                                financing shall be provided
                                                by Motorola, Inc. and $50MM
                                                of such vendor financing
                                                shall be provided by NTFC
                                                Capital Corporation;

                                        vi)     An Intercreditor Agreement
                                                shall have been executed by
                                                the Lenders and the Vendors;

                                        vii)    Confirmation that the
                                                reconfigured iDEN technology
                                                has met the terms of
                                                conditional and final
                                                acceptance in the Chicago
                                                market;

                                        viii)   All representations and
                                                warranties are true and
                                                correct in all material
                                                respects on and as of the
                                                date of the Borrowing, before
                                                and after giving effect to
                                                such Borrowing and to the
                                                application of the proceeds
                                                therefrom, as though made as
                                                of such date;

                                        ix)     Satisfactory review of vendor
                                                equipment agreements;

                                        x)      Satisfactory review of vendor
                                                financing agreements and any
                                                other relevant agreements;

                                        xi)     Satisfactory formation of
                                                Borrower and of the related
                                                corporate reorganization
                                                involving NCI Subsidiaries;
                                                and

                                        xii)    Favorable legal opinion from
                                                counsel for the Arrangers.

REPRESENTATIONS AND
WARRANTIES:                             The Loan documents will contain
                                        representations and warranties
                                        customarily found in Loan Agreements
                                        for similar financings, as well as
                                        those deemed by the Borrower to be
                                        appropriate for this transaction.

DOCUMENTATION:                          Loan Agreement incorporating usual
                                        representations and warranties,
                                        events of default, and covenants for
                                        financing of this nature, including
                                        but not limited to the following:

                                        i)    LIMITATIONS ON ADDITIONAL
                                              INDEBTEDNESS other than:

                                              a)  indebtedness of the Borrower
                                                  in respect of pari passu
                                                  financing, provided by the
                                                  Vendors, up to $500MM in net
                                                  proceeds (which includes the
                                                  existing outstandings) under
                                                  terms and conditions
                                                  acceptable to the Lenders;

                                        b)        Indebtedness of the Borrower
                                                  in respect of interest rate
                                                  swaps;

                                        c)        structurally subordinated
                                                  indebtedness of NCI (the
                                                  "Subordinated Debt"),
                                                  including the existing Public
                                                  Notes and an additional
                                                  $750MM so long as (i) any
                                                  such indebtedness is PIK for
                                                  5 years and matures after the
                                                  Bank Debt and (ii) terms
                                                  applicable to such
                                                  Indebtedness are not more
                                                  restrictive than the NCI
                                                  Notes due 2004;

                                        d)        Permitted Refinancing
                                                  Indebtedness: indebtedness
                                                  of the Borrower to the extent
                                                  the proceeds thereof are used
                                                  to refinance indebtedness of
                                                  the Borrower, provided that
                                                  after giving effect to the
                                                  incurrence of such
                                                  indebtedness the Borrower is
                                                  in pro forma compliance and
                                                  provided that the terms of
                                                  such indebtedness are no more
                                                  restrictive than the bank
                                                  debt and the maturity is no
                                                  shorter than the indebtedness
                                                  being refinanced;

                                        e)        an additional $250 MM tranche
                                                  of the Facility ("Tranche D")
                                                  provided that i) Majority
                                                  Lenders' consent to such
                                                  increase, ii) the Lenders
                                                  have the right to participate
                                                  in Tranche D and iii) Tranche
                                                  D does not begin to amortize
                                                  until the Facility is
                                                  scheduled to have been repaid
                                                  in full; and

                                        f)        Indebtedness of Unrestricted
                                                  Companies.

                                   ii)       LIMITATIONS ON LIENS,
                                             ENCUMBRANCES AND LEASES -
                                             Negative pledge on all assets
                                             of the Restricted Companies
                                             (subject to exceptions to be
                                             agreed upon).

                                  iii)       OWNERSHIP/CHANGE IN CONTROL -
                                             The authority of the Operations
                                             Committee of NCI shall be
                                             terminated or materially modified
                                             (including through the occurrence
                                             of a "Trigger Event" as defined
                                             in NCI's Certificate of
                                             Incorporation) or, in certain
                                             circumstances, Craig O. McCaw
                                             shall cease to be entitled to
                                             designate a majority of the
                                             members of the Operations
                                             Committee.

                                   iv)       LIMITATIONS ON MERGERS - Mergers
                                             among Restricted Companies will be
                                             permitted, so long as in any
                                             merger involving the Borrower, the
                                             Borrower is the surviving entity.
                                             Mergers by NCI will be permitted
                                             so long as, after giving effect
                                             thereto, no default or change of
                                             control shall exist and the net
                                             worth of the combined
                                             surviving entity is at least
                                             equal to the net worth of NCI
                                             prior to the merger.

                                    v)       LIMITATIONS ON PERMITTED
                                             ACQUISITIONS - Acquisitions will
                                             be permitted so long as (i) for
                                             cash consideration (up to an
                                             aggregate of $200,000,000 for all
                                             acquisitions during the term of
                                             the Facility), (ii) for equity
                                             capital of NCI, (iii) consisting
                                             of the currently planned 800 MHz
                                             auction or (iv) consisting of
                                             acquisitions (up to a limit to be
                                             agreed upon) designed to create
                                             contiguous spectrum blocks for the
                                             Restricted Companies.  In the case
                                             of any acquisition involving cash
                                             or equity in an amount greater
                                             than $50,000,000, the amount of
                                             Subscribers and most recent
                                             quarter's revenue (multiplied by
                                             4) of the assets or business being
                                             acquired (as determined on the
                                             date of such acquisition) shall
                                             thereafter be deducted from the
                                             determination of any future
                                             compliance with the Minimum
                                             Subscribers and Minimum Revenue
                                             covenants.

                                   vi)       LIMITATION ON INVESTMENTS -
                                             Restrictions on investments other
                                             than (i) investments in cash
                                             equivalents; (ii) receivables in
                                             the ordinary course of business;
                                             (iii) investments in affiliates
                                             (amount to be determined); (iv)
                                             investments among Restricted
                                             Companies; and (v) investments of
                                             up to $250 MM in the Unrestricted
                                             Companies, such amount to be
                                             increased by any amount of equity
                                             proceeds received by the
                                             Restricted Companies other than
                                             the proceeds of planned option
                                             exercises.

                              vii)      RESTRICTIONS ON ASSET SALES (not
                                        including swap transactions
                                        for like-kind assets of comparable
                                        value) other than:

                                        a)    the sale of assets in
                                              the ordinary course of
                                              business; and

                                        b)    the sale of assets for
                                              cash and for fair value (the net
                                              cash proceeds of which are applied
                                              as described under "Mandatory
                                              Prepayments" above) so long as i)
                                              no default is in existence or
                                              would result therefrom, ii) after
                                              giving effect thereto, the
                                              Restricted Companies would be in
                                              pro forma compliance, and iii)
                                              cumulative sales do not exceed
                                              $250MM during the term of the
                                              deal.

                               viii)   RESTRICTED PAYMENTS AND
                                       DISTRIBUTIONS shall not be
                                       permitted except:

                                      a)      to the extent necessary to
                                              make required tax distributions
                                              (as set forth in a tax sharing
                                              agreement satisfactory to the
                                              Lenders);

                                      b)      to the extent necessary to
                                              service the Public Notes as
                                              outlined in the indentures,
                                              subject to covenant
                                              compliance under the Loan
                                              Agreement; and

                                      c)      once leverage is below 5.00x
                                              and after giving effect to
                                              the Excess Cash Flow
                                              Recapture, funds can be
                                              distributed subject to the
                                              Facility being repaid by an
                                              amount equal to such
                                              distribution.

                                      In the case of dividends and
                                      restricted payments, such
                                      restrictions would be structured
                                      in a manner to be consistent with
                                      the requirements of the Public
                                      Notes.

                                ix)   HEDGING REQUIREMENTS - Nextel
                                      will ensure that within 90
                                      days of closing and at the
                                      end of such fiscal quarter thereafter,
                                      at least 50% of Total Debt is either
                                      fixed rate debt or effectively hedged
                                      through satisfactory hedging
                                      arrangements.  Swaps will be secured
                                      pari passu with the Facilities if
                                      effected by participating banks.

                               x) AFFILIATES. Limitation of transactions with Affiliates (including NCI and Unrestricted Companies).

                              xi)     FINANCIAL COVENANTS - NCI and
                                      Restricted Companies (as applicable) must meet the following financing tests at the end of each fiscal quarter:


                                      a)     Minimum Subscriber test for
                                             Restricted Companies:

                                             PERIOD               MINIMUM SUBSCRIBERS
                                             ------               -------------------
                                             9/30/96                    800,000
                                             12/31/96                   800,000
                                             3/31/97                    900,000
                                             6/30/97                    950,000
                                             9/30/97                  1,000,000
                                             12/31/97                 1,120,000
                                             3/31/98                  1,230,000
                                             6/30/98                  1,390,000
                                             9/30/98                  1,575,000
                                             12/31/98                 1,750,000
                                             1999-2000                2,250,000


                                      b)     Minimum Annualized Revenue test
                                             for Restricted Companies:

                                             PERIOD                    MINIMUM REVENUE
                                             ------                    ---------------
                                             9/30/96                   $  240,000,000
                                             12/31/96                  $  250,000,000
                                             3/31/97                   $  275,000,000
                                             6/30/97                   $  300,000,000
                                             9/30/97                   $  340,000,000
                                             12/31/97                  $  400,000,000
                                             3/31/98                   $  500,000,000
                                             6/30/98                   $  650,000,000
                                             9/30/98                   $  815,000,000
                                             12/31/98                  $  975,000,000
                                             1999                      $1,485,000,000
                                             2000                      $2,150,000,000

                                      c)     The ratio of Secured
                                             Indebtedness to Annualized
                                             Revenue shall not exceed the
                                             following (on an incurrence
                                             or maintenance basis, as
                                             indicated):

                                                                        Maximum Ratio
                                             PERIOD               INCURRENCE     MAINTENANCE
                                             ------               ----------     -----------
                                             Closing - 9/29/97       4.25x          4.50x
                                             9/30/97 - 12/30/97      3.50x          3.75x
                                             12/31/97 - 3/30/98      2.75x          3.00x
                                             3/31/98 - 9/29/99       2.50x          2.75x

                                      d)     Total Contributed Capital
                                             shall be at least equal to
                                             $550MM by 12/31/97 and
                                             $1,100MM by 12/31/99.

                                      e)     The ratios of Secured Indebtedness
                                             and Total Indebtedness to
                                             Annualized Operating Cash Flow
                                             shall not exceed:

                                                                                            SECURED       TOTAL
                                                                 PERIOD                     DEBT/CF      DEBT/CF
                                                                 ------                     -------      -------
                                                                 9/30/99 - 3/30/00           10.00x       15.00x
                                                                 3/31/00 - 3/30/01            5.00x        7.50x
                                                                 3/31/01 - 3/30/02            4.00x        6.00x
                                                                 3/31/02 - thereafter         3.00x        5.00x


                                      f)     The ratios of Annualized
                                             Operating Cash Flow to Cash
                                             Interest Expense for the four
                                             fiscal quarters most recently
                                             completed must be at least
                                             the following:

                                             PERIOD                    MINIMUM RATIO
                                             ------                    -------------
                                             9/30/99 - 3/30/00              1.10
                                             3/31/00 - 3/30/01              1.50
                                             3/31/01 - thereafter           2.00

                                      g)     Pro-Forma Debt Service Ratio must
                                             be at least the following:

                                             PERIOD                    MINIMUM RATIO
                                             ------                    -------------
                                             3/31/01 & thereafter         1.00

                                      h)     Fixed Charges Ratio for the
                                             most recently completed four
                                             fiscal quarters, must be at
                                             least 1.0 to 1 for each
                                             fiscal quarter beginning in
                                             3/31/01.

GENERAL:                        Including but not limited to the
                                following:

                                i)    Nextel shall be responsible for
                                      reasonable fees of the Arrangers' counsel in preparation of documentation and for any reasonable out of pocket expenses;

                               ii)    Nextel shall provide quarterly
                                      unaudited financial statements
                                      with respect to the Restricted Companies within 60 days of quarter's end and annual audited financial statements with respect to the Restricted Companies within 120 days of fiscal year's end, quarterly operating reports, and any other information which may be reasonably requested from time to time;

                             iii)     All loan documents shall be
                                      governed by the laws of the
                                      State of New York; and

                              iv)     Indemnification of the Arrangers
                                      and the Lenders and their respective
                                      affiliates, officers, directors,
                                      employees, agents and advisors for any
                                      claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) arising out of or in connection with the Facility, the transactions contemplated thereby or the use of proceeds.

ASSIGNMENTS AND
PARTICIPATIONS:              Lenders will be permitted to assign and participate
                             the Facility (i) on a collateral basis to any Federal Reserve Bank and (ii) subject to the consent of the Borrower and the Administrative
                             Agent, which consent will not be unreasonably withheld, to any bank, or other financial institution (including funds). Assignments pursuant to clause (ii) of the preceding sentence will be in minimum amounts of $5,000,000. Voting rights to participants will be limited to an increase in principal amount, reduction of rates of interest or fees, postponement of the scheduled payments of any principal, interest or fees, changes to required reductions of the commitment or release of any material collateral. Assignments will be subject to the payment by the assigning Lender of a service fee (to be determined) to the Administrative Agent
                             (to be determined).

YIELD PROTECTION:            The loan documents will contain yield protection
                             provisions, customary for telecommunications facilities of this nature, protecting the Lenders in the event of unavailability of funding, losses, reserve and capital adequacy requirements.

COUNSEL TO THE
ARRANGERS:                   Milbank, Tweed, Hadley & McCloy

EXPENSES:                    The Borrower shall reimburse the Arrangers for all
                             reasonable out-of-pocket expenses (including reasonable fees and expenses of outside counsel for the Arrangers, including FCC Counsel) incurred by them in the negotiation, syndication and execution of the Facility. Such expenses shall be reimbursed by the Borrower upon presentation of a statement of account, regardless of whether the transaction contemplated is actually completed or the loan documents are signed.

DEFINITIONS:                 Unless otherwise indicated, all cash flow, income
                             and expense calculations include only the Restricted Companies (as defined below), and exclude Unrestricted Companies.

                             "Annualized Operating Cash Flow" for any fiscal quarter means Operating Cash Flow for the immediately preceding quarter multiplied by four
                             (4).

                             "Annualized Revenue" on any date means revenue for the most recent three months multiplied by four
                             (4).

                             "Availability" means that portion of
                             the Facility that is undrawn.

                             "Capital Expenditures" means those expenditures defined per GAAP as capital in nature that are used exclusively to construct wireless telecommunications systems , excluding any portion thereof financed with the proceeds of debt or equity.

                             "Debt Service" means all principal, cash Interest Expense and fees paid or payable on Indebtedness.

                             "Excess Cash Flow" means, for any Fiscal Year, the amount (if any) by which (a) Operating Cash Flow for such Fiscal Year exceeds (b) the sum of
                             (i) Debt Service for such Fiscal Year plus (ii) the aggregate amount of Capital Expenditures made by the Restricted Companies during such Fiscal year plus (iii) cash Income Taxes paid for such Fiscal Year.

                             "Fixed Charges" for any fiscal quarter means the sum of a) all Debt Service, b) Capital Expenditures, and c) cash Income Taxes paid for that quarter.

                             "Fixed Charge Ratio" for any fiscal quarter means the ratio of Annualized Operating Cash Flow plus Availability and cash-on-hand at the beginning of the period tested to Fixed Charges.

                             "Interest Coverage Ratio" for any fiscal quarter means the ratio of Operating Cash Flow for the fiscal quarter most recently completed to Cash Interest Expense for the fiscal quarter most recently completed.

                             "Majority Lenders" means 51% of the Lenders as determinedby commitment amount or outstandings, as applicable.

                             "Operating Cash Flow" for any fiscal quarter means as of the last day of each fiscal quarter, the sum of Net Income for that quarter plus a) Income Tax Expense, b) Interest Expense for that period, c) depreciation, amortization, and other non-cash charges for that period, adjusted for extraordinary items and non-cash minority interest payments and receipts, all determined in accordance with GAAP, consistently applied.

                             "Pro-Forma Debt Service" for any fiscal quarter means projected cash interest expense and scheduled principal repayments for the immediately following four fiscal quarters.

                             "Pro-Forma Debt Service Ratio" for any fiscal quarter means the ratio of Annualized Operating Cash Flow to Pro-Forma Debt Service.

                             "Public Notes" refers to the Nextel
                             Communications, Inc. Notes due 2003, the Nextel Communications, Inc. Notes due 2004, the OneComm Notes due 2004, the DialPage Notes due 2004 and the DialPage Notes due 2005 or newly issued Notes that are used to refinance any of the above, so long as the same (i) are not greater in amount, and are longer in maturity, than the Notes being refinanced and (ii) are not more restrictive than the Notes due 2004.

                             "Restricted Companies" means Nextel and all U.S. SMR operating subsidiaries of NCI or Nextel plus any other existing or to be created restricted subsidiaries pursuant to the Public Notes.

                             "Secured Indebtedness" means, as of any date of determination, all secured indebtedness for borrowed money, of the Restricted Companies including capital lease obligations and contingent liabilities such as guarantees and obligations under letters of credit and including all Bank Debt and Vendor Debt.

                             "SMR Systems" means all analog and digital
                             Specialized Mobile Radio networks in the United States, utilizing 800 Mhz and 900 Mhz SMR licenses issued by the FCC.

                             "Subscribers" means the number of users
                             (including dispatch, cellular and multi service users) which have been purchasing services on the Restricted Companies' network for not less than 30 days, and are not more than 90 days past due on any amounts owed to the Restricted Companies.

                             "Total Contributed Capital" means equity or Subordinated Debt to the extent the proceeds of such equity or Subordinated Debt are contributed as additional common equity to the Restricted Companies.

                             "Total Debt" means Secured Indebtedness plus all other indebtedness for borrowed money (including secured interest) of NCI and the Restricted Companies including money borrowed by NCI.

                             "Unrestricted Subsidiaries" means any subsidiary of NCI other than the Restricted Companies.

                             "Vendor Debt" means indebtedness owed to the Vendors.

                             "Vendors" means Motorola, Inc. and NTFC Capital Corporation.